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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

                                         YEAR OF           JURISDICTION OF
               SUBSIDIARY            INCORPORATION          INCORPORATION            PERCENTAGE OWNED
Hoshin GigaMedia Center Inc.              1997                  Taiwan                     100%
GigaMusic.com Ltd.                        2001              Cayman Islands                  95%
G-Music                                   2002              Cayman Islands                  58%
Koos Broadband Telecom Limited            2001                  Taiwan                    99.90%